Exhibit 107

Calculation of Filing Fee Table

Form S-4

Gores Holdings VIII, Inc.

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration of Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be paid	Equity	Class A common stock	Other(1)	128,241,156(3)(5)	N/A	$1,272,793,473.30	.0000927	$117,987.96
Fees Previously Paid	Equity	Class A common stock	Other(2)	128,476,152(4)(5)	N/A	$1,282,191,996.96	.0000927	$118,859.20

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$117,987.96

	Total Fees Previously Paid							$118,859.20

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration of Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Total Fee Offsets							$0.00

Net Fee Due							$0.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

(1)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $9.925 (the average of the high and low prices of Public Shares as reported on Nasdaq on April 25, 2022).

(2)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $9.98 (the average of the high and low prices of Public Shares as reported on Nasdaq on February 9, 2022).

(3)

Represents the estimated maximum number of shares of Class A common stock, par value $0.0001 per share (“Class A Stock”), of the Company following the Business Combination (as defined herein) (such Company, the “Post-Combination Company”) to be issued to Post-Combination Company stockholders upon completion of the Business Combination, estimated solely for the purpose of calculating the registration fee, and is based on an amount equal to the sum of (a) 103,977,923 shares of Class A Stock to be issued to non-Consenting Footprint Stockholders as consideration pursuant to the Merger Agreement which includes (i) 2,401,877 shares of Class A Stock to be issued to Footprint Common Stockholders (as defined herein), other than the Consenting Footprint Stockholders (ii) 74,006,712 shares of Class A Stock to be issued to Footprint Preferred Stockholders (as defined herein) other than the Consenting Footprint Stockholders, and (iii) 27,569,334 shares of Class A Stock issuable to the holders of Footprint Convertible Promissory Notes pursuant to the terms thereof and the Merger Agreement; (b) 6,679,108 shares of Class A Stock issuable upon the exercise of options to acquire Class A Stock held by current holders of Footprint Stock Options resulting from the automatic conversion at the effective time of the First Merger of Footprint Stock Options (as defined herein) in accordance with the terms of the Merger Agreement (“Rollover Options”), assuming all Rollover Options are exercised on a gross basis; and (c) 17,584,125 shares of Class A Stock that may be issued as contingent consideration in the Business Combination pursuant to the Merger Agreement.

(4)

Represents the estimated maximum number of shares of Class A Stock to be issued to Post-Combination Company stockholders upon completion of the Business Combination, estimated solely for the purpose of calculating the registration fee, and is based on an amount equal to the sum of (a) 102,540,177 shares of Class A Stock to be issued to non-Consenting Footprint Stockholders as Aggregate Footprint Stock Consideration, which includes (i) 1,712,560 shares of Class A Stock to be issued to Footprint Common Stockholders (as defined herein), other than the Consenting Footprint Stockholders (ii) 73,785,178 shares of Class A Stock to be issued to Footprint Preferred Stockholders (as defined herein) other than the Consenting Footprint Stockholders, and (iii) 27,042,439 shares of Class A Stock issuable to the holders of Footprint Convertible Promissory Notes pursuant to the terms thereof and the Merger Agreement; (b) 8,351,850 shares of Class A Stock issuable upon the exercise of options to acquire Class A Stock held by current holders of Rollover Options, assuming all Rollover Options are exercised on a gross basis; and (c) 17,584,125 shares of Class A Stock that may be issued as contingent consideration in the Business Combination pursuant to the Merger Agreement.

(5)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

2